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                                                                   EXHIBIT 10.54

                        [FORM OF STOCK OPTION AGREEMENT]

         STOCK OPTION AGREEMENT dated as of August 21, 2000 (the "Agreement") between Medical Manager Corporation, a Delaware corporation (the "Company"), and _________________ (the "Participant").

         WHEREAS, in light of the extraordinary services that will be required of the Participant in integrating the businesses of the companies following the merger of the Company and CareInsite, Inc., a Delaware corporation, with Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon"), the Company has granted to the Participant nonqualified stock options to purchase _____ shares of common stock, $.01 par value, of the Company (the "Common Shares") upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1. Confirmation of Grant of Options; Effectiveness. Pursuant to a determination by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), the Company hereby confirms that the Participant has been granted, effective as of the date hereof (the "Date of Grant"), and subject to the terms and conditions of this Agreement, the number of nonqualified stock options (the "Options") specified at the foot of the signature page hereof. Each such Option shall entitle the Participant to purchase, upon payment of the option price specified at the foot of the signature page hereof (the "Option Price"), one Common Share. The Options shall be exercisable as hereinafter provided.

         2. Certain Restrictions. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution; provided, however, that the Committee shall permit the transfer of an Option to the Participant's family members, to one or more trusts established in whole or in part for the benefit of one or more of such family members or to any other entity that is owned by such family members. During the Participant's lifetime, an Option shall be exercisable only by the Participant or by the Participant's guardian, legal representative or permitted transferee. Each transferee of an Option by will or the laws of descent and distribution or other permitted transferee shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement. Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of any Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon any Option shall be null and void and without effect.

         3. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

                  (a) Vesting. Subject to Section 3(b), the Options shall vest and become exercisable ("Vested Options") as follows: 2.0833% of the Options shall vest and become exercisable on the first day of each month following the Date of Grant, commencing September 1, 2000, with 100% of the Options being vested and exercisable on August 1, 2004.


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                (b)        Option Period. (i) The Options shall not be
exercisable following the tenth anniversary of the Date of Grant, and shall be subject to earlier termination as provided in Section 3(b)(iii).

               (ii) In the event that the Participant's employment with the Company and its subsidiaries is terminated (A) as a result of the Participant's death or the Participant becoming Disabled (as defined below),
(B) by the Company without Cause (as defined below) or (C) by the Participant for Good Reason (as defined below), the Options shall be fully vested and exercisable as of the date on which such employment terminates.

              (iii) In the event that the Participant's employment with the Company and its subsidiaries is terminated by the Company for Cause or by the Participant without Good Reason, any Options which have not become Vested Options as of the date of termination shall terminate and be cancelled without any consideration being paid therefor.

               (iv) In the event that the Participant's employment with the Company and its subsidiaries terminates for any reason, the Participant (or the Participant's estate) shall be entitled to exercise any Options which have become Vested Options as of the date of termination until the tenth anniversary of the Date of Grant.

                (c) Certain Definitions. (i) For purposes of this Agreement, "Cause" has the meaning set forth in an employment agreement between the Participant and the Company (or a subsidiary of the Company), or if there is no such employment agreement that defines "Cause", means a final, non-appealable court adjudication in a civil or criminal proceeding that the Participant has during his employment committed a fraud or felony directed against the Company relating to or adversely affecting his employment.

               (ii) For purposes of this Agreement, the Participant shall be "Disabled" if the Participant becomes incapacitated by bodily injury or disease (including as a result of mental illness) so as to be unable to regularly perform the duties of his position for a period in excess of 180 days in any consecutive twelve-month period.

              (iii) For purposes of this Agreement, "Good Reason" has the meaning set forth in an employment agreement between the Participant and the Company (or a subsidiary of the Company), or if there is no such employment agreement that defines "Good Reason", means any of the following conditions or events:

                  1. a reduction in the Participant's title or responsibilities with the Company or the Surviving Corporation (as defined in the Agreement and Plan of Merger dated February 13, 2000 between Healtheon and the Company, as amended by Amendment No. 1 thereto dated as of June 18, 2000), or if he is required to report to any person other than Martin J. Wygod or any person designated by Martin J. Wygod;

                  2. any reduction in any compensation or fringe benefits provided by the Company;


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         3.       any breach by the Company of this Agreement or any other
                  material agreement between the Company and the Participant;

         4. the failure of the Surviving Corporation to assume the obligations of the Company hereunder and agree to be bound by the terms hereof; or

         5. a change in the location from which the Participant performs his services for the Company or the Surviving Corporation to a location more than 25 miles from his current residence.

         (d) Notice of Exercise. Subject to Sections 3(e) and 5(a) hereof, the Participant may exercise any or all of the Vested Options by giving written notice to the Chief Financial Officer of the Company at its principal business office. The date of exercise of a Vested Option shall be the later of
(i) the date on which the Chief Financial Officer of the Company receives such written notice or (ii) the date on which the conditions provided in Sections 3(e) and 5(a) hereof are satisfied.

         (e)      Payment. Prior to the issuance of a certificate pursuant to
Section 3(h) hereof evidencing Common Shares, the Participant shall have paid to the Company the Option Price of all Common Shares purchased pursuant to exercise of such Options, in cash or by certified or official bank check, and all applicable tax withholding obligations as provided in Section 5(a) of this Agreement. The Option Price may also be payable by a customary "cashless" exercise procedure through a broker or in such other form as the Committee may approve.

         (f) Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon the exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and, except as provided in Section 6, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

         (g) Compliance with Securities Laws. The Company shall, on or prior to the date on which an Option becomes exercisable, use its best efforts to (A) file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Common Shares subject to such Option and cause such registration statement to be declared effective and remain effective for so long as any Option remains outstanding and (B) qualify such Common Shares under applicable state "blue sky" laws (or determine that an exemption under such blue sky laws is available) and cause such Common Shares to remain so qualified (or exempt) for so long as any Option remains outstanding.

         (h) Issuance of Certificate. As soon as practicable following the exercise of any Options, a certificate evidencing the number of Common Shares issued in connection with such exercise shall be issued in the name of the Participant.

         4. Representations and Warranties. The Company and the Participant represent that this Agreement has been duly executed and delivered by such party and constitutes


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a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         5.       Miscellaneous.

         (a) Tax Withholding. The Company and its subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificates evidencing Common Shares pursuant to the exercise of an Option, any amount sufficient to satisfy any minimum federal, state or local tax withholding requirements. Prior to the Company's determination of such withholding liability, the Participant shall have the right to make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by the Participant.

         (b) No Restriction on Right of Company to Effect Corporate Changes. Subject to Section 6, this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

         6.       Adjustment.

         The number and price per Common Share covered by any Option, and any other rights under any Option, shall be appropriately adjusted by the Board or the Committee, as the case may be, to reflect any subdivision (stock split) or consolidation (reverse split) of the issued Common Shares, or any other recapitalization of the Company, or any business combination or other transaction involving the Company (including, without limitation, rights offerings and issuances of securities for consideration that is less than the fair market value thereof), which shall affect the rights of holders of Common Shares. The Committee or the Board, as the case may be, shall provide for appropriate adjustment of the Options in the event of stock dividends or distributions of assets or securities owned by the Company to its stockholders. Without limiting the foregoing, any adjustment pursuant to this Section 6 shall
(i) be on terms that are no less favorable to the Participant than those applicable to any other holder of stock options or convertible securities issued by the Company and (ii) entitle the Participant to receive, upon exercise of the Options, in addition to the Common Shares that remain subject to such Options, such stock, securities, other property and rights that the Participant, as a holder of Common Shares, would have received if such Options had been exercised prior to the date of the applicable event or transaction described in this
Section 6.


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         7.       Survival; Assignment.

         All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Options and the Common Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except as permitted by Section 2. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

         8. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the most recent mailing address that the Company has on record and, if to the Company, to it at River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361, Telecopier No.: (201) 703-3401, Attention: Chief Financial Officer. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         9. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         10. Source of Rights. This Agreement shall be the sole and exclusive source of any and all rights which the Participant, and the Participant's personal representatives or heirs at law, may have in respect of the Options as granted hereunder.

         11. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12. Entire Agreement; Governing Law; Jurisdiction. This Agreement sets forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey (without reference to the choice of law provisions of New Jersey law) applicable to contracts executed and to be wholly performed within such State, and the State or Federal court sitting in San Diego County, California shall have exclusive jurisdiction of the Company and the Participant for purposes of adjudicating any disputes under this Agreement. The Participant and the Company hereby consent to personal jurisdiction and venue in the State or Federal court sitting in San


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Diego County, California and hereby waive any claim or defense that the party lacks minimum contacts with the forum, that such State or Federal court lacks personal jurisdiction of the parties, or that such State or Federal court is an improper or inconvenient venue.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

                                                   MEDICAL MANAGER CORPORATION



                                                   By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                   PARTICIPANT

                                                     ---------------------------

Number of Options:               (1)
                     ------------
Option Price:
               ------------------

-------------
(1) Under this form of agreement, 200,000 options, with an Option Price of $12.75, were issued to each of Messrs. Cameron, Mele and Vuolo (such number of options and Option Price give effect to the conversion of the options to purchase Medical Manager common stock into options to purchase WebMD common stock as a result of the merger of Medical Manager Corporation and WebMD Corporation).


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